Exhibit 99.1

Courier Announces Second-Quarter Results

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--May 7, 2014--Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing, publishing and content management, today announced results for the quarter ended March 29, 2014, the second quarter of its 2014 fiscal year. Revenues were $61.4 million, off slightly from $61.8 million in last year’s second quarter. For the quarter, the company reported a loss of $3.4 million or $.30 per diluted share, including a non-cash impairment charge of $1.9 million or $.17 per diluted share related to FastPencil, a California startup acquired by Courier last spring, as well as an $825,000 write-off associated with the failure of a book distribution customer. Excluding the impairment charge and the receivable write-off, the adjusted loss for the quarter was $1.0 million or $.09 per diluted share. In fiscal 2013’s second quarter, net income was $336,000 or $.03 per diluted share.

For the first six months of fiscal 2014, Courier revenues were $134.2 million, an increase of 6% from $126.5 million last year. The company reported a loss for the six-month period of $0.7 million or $.06 per diluted share, including the second-quarter impairment charge and receivable write-off; excluding those items, income through six months was $1.7 million or $.14 per diluted share, versus net income of $2.8 million or $.24 per diluted share for the first half of fiscal 2014. Details of the impairment charge and other items, including reconciliations of non-GAAP measures to GAAP, can be found in the tables at the end of this release.

“For years our financial results have reflected the seasonal nature of our business, with a slow second quarter paving the way for a stronger second half,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Our performance so far this year is in line with that history. But this spring we faced three additional challenges that reinforced the pattern and led to a quarterly loss.

“Externally, the sudden closing and liquidation of our primary distributor into the home improvement channel hurt results. Internally, we had to absorb additional depreciation costs associated with expanded digital press capacity acquired in anticipation of the coming textbook season—an investment that we are confident will be amply rewarded over time. Finally, we took a non-cash impairment charge of $1.9 million related to our California software startup, FastPencil. While FastPencil’s enterprise-level sales are taking longer than we had hoped, the company’s innovative technology platform continues to gain traction in the large and growing community of self-publishers.

“Customized textbooks continue to be an important growth avenue for our education business, but our second fiscal quarter falls outside the busy season for this activity. In the religious market, the sales decline at our largest customer came on the heels of a strong first quarter. On the publishing side, the bright spot in a difficult quarter was the healthy sales growth and improved bottom line at REA, whose line of AP test prep titles continues to shine in a crowded competitive landscape.

“Despite the quarter’s challenges, our financial condition remains strong and we face the second half of the fiscal year well positioned for the demand we foresee. As a result, on April 23rd our Board of Directors declared a dividend of $.21 per share, the same as last quarter.”

Book manufacturing: investing for the future amidst seasonal challenges

Courier’s book manufacturing segment reported second-quarter sales of $55.4 million, down 1% from $55.9 million in last year’s second quarter. The segment’s operating loss was $718,000, including a loss of $900,000 at FastPencil, versus operating income of $1.4 million a year ago. Additional factors affecting earnings included a tight pricing environment and over $1 million of additional depreciation and amortization expense, primarily due to recent investments in digital capacity in anticipation of future demand.

For the first six months of the fiscal year, book manufacturing sales were $121 million, up 7% from $113 million in the first half of fiscal 2013. Six-month operating income in the segment was $4.6 million, including a loss of $1.8 million at FastPencil, versus income of $6.9 million a year ago.

The book manufacturing segment focuses on three markets: education, religion, and specialty trade. Sales to the education market were $21 million in the second quarter, up 5% from a year earlier, driven by increased sales of elementary and high school textbooks; for the year to date, education sales were $49 million, up 10% from fiscal 2013. Sales to the religious market were down 8% to $17 million in the quarter, with sales to Courier’s largest religious customer down 11%, but down only 2% on a year-to-date basis. Overall, religious sales for the first six months of the fiscal year were up 3% over last year. Sales to the specialty trade market were $15 million, comparable to last year’s second quarter, while year-to-date sales were $32 million, up 6% from last year, reflecting an increase in four-color work as well as sales of digital print.

“Coming out of the seasonally slower second quarter in book manufacturing, we expect stronger demand for the remainder of the year,” said Mr. Conway. “As it happened, some of the burden of preparing for the future fell on the second quarter, with two new digital presses ready and waiting for the coming season. As the year progresses, we expect to be at or near capacity due to the combination of continued growth in custom college textbooks, the gradual ongoing revival of the elementary and high school textbook market, and helpful vendor consolidation trends on the part of several publishers.”

Publishing: coping with a key distributor loss

Courier’s publishing segment includes three businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, which publishes books and plans on home design, decorating, landscaping and gardening.

Second-quarter revenues for the segment were $9.0 million, down from $9.4 million last year, with sales up at REA but lower at the other two publishing companies. The segment’s operating loss for the quarter was $1.2 million, versus $368,000 for the second quarter of fiscal 2013, with the difference almost entirely attributable to the $825,000 write-off associated with the closing of Creative Homeowner’s largest distribution customer. Publishing revenues for the first six months of the year were $18 million, down 2% from last year; the segment’s loss for the year to date was $1.8 million, versus $1.5 million in fiscal 2013.

“While REA delivered a strong performance, Creative Homeowner was hurt by the loss of its major home improvement distributor,” said Mr. Conway. “At Dover, it’s worth noting that online sales, sales of ebooks, and sales of Creative Haven line of adult coloring books all continued to rise during the quarter.”

Outlook

“While it has been a choppy year on the surface, the underlying drivers for our business remain positive,” said Mr. Conway. “Our investments in technology and service should stand us in good stead as we enter the busiest part of our sales year. Our relationships with global leaders in our key markets are stronger than ever, and in our largest market, education, we are encouraged by the recent showings of renewed strength in the long-depressed elementary and high school segment. At the same time, we still face intense pricing pressures.

“As in the past, we expect our performance in fiscal 2014 to follow a seasonal pattern, with stronger earnings in the second half driving full-year results.

“Overall, we expect fiscal 2014 sales of between $280 million and $292 million, compared to $275 million in fiscal 2013. We expect earnings per diluted share of between $.70 and $.95, excluding the second-quarter impairment charge and receivable write-off, versus fiscal 2013 earnings of $.98 per diluted share.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2014, we expect EBITDA to be between $41 million and $45 million, excluding the second-quarter impairment charge and receivable write-off, compared to $42 million in fiscal 2013.

Factors not incorporated into this guidance include the possibility of future impairment or restructuring charges.

About Courier Corporation

Courier Corporation is America’s third largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the Company's financial expectations for fiscal year 2014, including sales, EBITDA and earnings per share. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could affect actual results include, among others, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, increased concentration with a few customers, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets and contingent consideration, restructuring and impairment charges required under generally accepted accounting principles, insolvency of key customers or vendors, changes in technology including migration from paper-based books to digital, changes in market growth rates, changes in obligations of multiemployer pension plans and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets, changes in raw material costs and availability, changes in the Company’s labor relations, changes in operating expenses including medical and energy costs, difficulties in the startup of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations and changes in the Company’s effective income tax rate. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	SECOND QUARTER		YEAR TO DATE
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013

Net sales	$61,443	$61,778	$134,239	$126,534
Cost of sales	50,420	49,774	105,324	98,530

Gross profit	11,023	12,004	28,915	28,004

Selling and administrative expenses	13,322	11,281	26,770	23,249
Impairment charge, net of reduction in contingent consideration liability (1)	1,870	-	1,870	-

Operating income (loss)	(4,169)	723	275	4,755

Interest expense, net	108	191	283	381

Income (loss) before taxes	(4,277)	532	(8)	4,374

Income tax provision (benefit)	(907)	196	715	1,618

Net income (loss)	($3,370)	$336	($723)	$2,756

Net income (loss) per diluted share	($0.30)	$0.03	($0.06)	$0.24

Cash dividends declared per share	$0.21	$0.21	$0.42	$0.42

Wtd. average diluted shares outstanding	11,314	11,405	11,299	11,430

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$55,355	$55,919	$120,931	$113,400
Publishing	8,991	9,353	18,112	18,487
Elimination of intersegment sales	(2,903)	(3,494)	(4,804)	(5,353)
Total	$61,443	$61,778	$134,239	$126,534

Operating income (loss):
Book Manufacturing	($718)	$1,395	$4,592	$6,894
Publishing	(1,169)	(368)	(1,769)	(1,504)
Impairment charge, net (1)	(1,870)	-	(1,870)	-
Stock based compensation	(385)	(331)	(743)	(672)
Intersegment profit	(27)	27	65	37
Total	($4,169)	$723	$275	$4,755

(1) In the second quarter of fiscal 2014, the Company recorded a $4.5 million impairment charge related to FastPencil's goodwill as well as a reduction in the related contingent consideration liability of $2.6 million. Both adjustments are non-cash and not deductible for income tax purposes.

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	SECOND QUARTER		YEAR TO DATE
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013

Net sales	$55,355	$55,919	$120,931	$113,400
Cost of sales	48,135	47,526	99,351	91,956

Gross profit	7,220	8,393	21,580	21,444

Selling and administrative expenses	7,938	6,998	16,988	14,550

Operating income (loss)	($718)	$1,395	$4,592	$6,894

PUBLISHING SEGMENT	SECOND QUARTER		YEAR TO DATE
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013

Net sales	$8,991	$9,353	$18,112	$18,487
Cost of sales	5,159	5,769	10,841	11,964

Gross profit	3,832	3,584	7,271	6,523

Selling and administrative expenses	5,001	3,952	9,040	8,027

Operating loss	($1,169)	($368)	($1,769)	($1,504)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	March 29,	September 28,
ASSETS	2014	2013

Current assets:
Cash and cash equivalents	$4,451	$57
Investments	968	1,012
Accounts receivable	32,199	43,837
Inventories	37,136	35,086
Deferred income taxes	4,131	3,954
Other current assets	4,744	2,579
Total current assets	83,629	86,525

Property, plant and equipment, net	89,649	93,051
Goodwill and other intangibles	20,770	25,756
Prepublication costs	6,380	6,717
Deferred income taxes	3,029	2,924
Long-term investments	5,461	500
Other assets	1,176	1,521

Total assets	$210,094	$216,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$2,757	$1,125
Accounts payable	11,053	13,699
Accrued taxes	1,081	3,117
Other current liabilities	13,946	18,033
Total current liabilities	28,837	35,974

Long-term debt	31,457	24,583
Other liabilities	8,165	10,393

Total liabilities	68,459	70,950

Total stockholders' equity	141,635	146,044

Total liabilities and stockholders' equity	$210,094	$216,994

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the Six Months Ended
	March 29,	March 30,
	2014	2013
Operating Activities:
Net income (loss)	($723)	$2,756
Adjustments to reconcile net income to cash provided from operating activities:
Depreciation and amortization	13,092	11,638
Stock-based compensation	743	672
Impairment charge	4,500	-
Change in fair value of contingent consideration	(2,280)	15
Deferred income taxes	(282)	270
Changes in other working capital	(1,045)	746
Other long-term, net	91	(741)

Cash provided from operating activities	14,096	15,356

Investment Activities:
Capital expenditures	(7,532)	(8,793)
Prepublication costs	(1,479)	(1,643)
Loan receivable and other investments	(4,917)	(59)
Life insurance proceeds	387	-

Cash used for investment activities	(13,541)	(10,495)

Financing Activities:
Long-term debt borrowings, net	8,506	1,641
Cash dividends	(4,842)	(4,839)
Proceeds from stock plans	175	166
Stock repurchases	-	(1,568)
Other	-	(235)

Cash provided from (used for) financing activities	3,839	(4,835)

Increase in cash and cash equivalents	$4,394	$26

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP reconciliation - EBITDA:
Net income	($723)	$2,756
Income tax provision	715	1,618
Interest expense, net	283	381
Depreciation and amortization	13,092	11,638
Impairment charge	4,500	-
Change in fair value of contingent consideration	(2,280)	15
EBITDA	$15,587	$16,408

COURIER CORPORATION
OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In thousands, except per share amounts)

	Quarter Ended March 29, 2014				Year To Date March 29, 2014
	Income	Income		Net Income	Income	Income		Net Income
	Before	Tax	Net	per Diluted	Before	Tax	Net	per Diluted
	Taxes	Provision	Income	Share	Taxes	Provision	Income	Share

GAAP basis measures	($4,277)	($907)	($3,370)	($0.30)	($8)	$715	($723)	($0.06)

Impairment charge, net (1)	1,870	-	1,870	0.17	1,870	-	1,870	0.17
Bad-debt provision (2)	825	317	508	0.04	825	317	508	0.04

Non-GAAP measures	($1,582)	($590)	($992)	($0.09)	$2,687	$1,032	$1,655	$0.14

PUBLISHING SEGMENT		Quarter Ended March 29, 2014				Year To Date March 29, 2014
		GAAP-	Non-	Non-GAAP		GAAP-	Non-	Non-GAAP
		Basis	Recurring	Basis		Basis	Recurring	Basis
		Measures	Items (2)	Measures		Measures	Items (2)	Measures

Net sales		$8,991	($450)	$8,541		$18,112	($450)	$17,662
Cost of sales		5,159	-	5,159		10,841	-	10,841

Gross profit		3,832	(450)	3,382		7,271	(450)	6,821

Selling and administrative expenses		5,001	(1,275)	3,726		9,040	(1,275)	7,765

Operating loss		($1,169)	$825	($344)		($1,769)	$825	($944)

(1) In the second quarter of fiscal 2014, the Company recorded a $4.5 million impairment charge related to FastPencil's goodwill as well as a reduction in the related contingent consideration liability of $2.6 million. Both adjustments are non-cash and not deductible for income tax purposes.

(2) In the second quarter of fiscal 2014, the Company recorded a bad debt provision of $1.3 million related to Creative Homeowner's primary distributor as well as a reduction in the related sales returns reserve of $0.5 million, resulting in a net reduction in operating income of $0.8 million.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com